UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     June 26, 2009

Golden West Brewing Company, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

945 West 2nd Street Chico, California  95928
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (530) 894-7906

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01:  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01:  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 2.05:  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

Summary of Transaction

     Effective June 26, 2009, (the “Effective Date”), Golden West Brewing Company, Inc., a Delaware corporation (the “Company”) through its wholly-owned subsidiary, Golden West Brewing Company, a California corporation,  as the Seller, completed its sale to People’s Holding Company, LLC, an Indiana limited liability company (“Buyer”) of certain brewery assets previously used in connection with the Company’s brewery facility.  The sale was consummated under and pursuant to the terms of an Asset Purchase Agreement dated May 7, 2009 (the “Agreement”) filed as an exhibit to this Report.

   The purchase price for the assets was $170,000, which was paid in full at closing.

   As the Company previously announced, the Company has discontinued its brewing operations and has entered into a contract brewing arrangement with Mendicino Brewing Company. The Company continues to actively market and distribute its crafts beers.  The effects of the discontinuation of the brewery operations, and costs associated therewith, have been reflected in the Company’s Form 10-K for the year ended December 31, 2008 and Form 10-Q for the three month period ended March 31, 2009.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Business Acquired

Not applicable

(b)       Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet at June 30, 2009 gives effect to the sale of certain brewery assets by the Company to People’s Holding Company, LLC (the “Asset Sale”) which was consummated on June 26, 2009 as if such transaction occurred on March 31, 2009.  The unaudited pro forma condensed combined balance sheet is derived from the historical balance sheet of the Company as of March 31, 2009.

The Asset Sale would have only a nominal pro forma effect on the Company’s statements of operations, and accordingly the unaudited pro forma condensed combined statements of operations data is not presented in this report.

The unaudited pro forma condensed combined financial data do not reflect the effects of any anticipated changes to be made by the Company in its operations from the historical  operations,  are presented for  informational purposes only and should not be construed to be indicating (i) the results of operations or the financial  position of the Company that actually would have occurred had the transaction  been  consummated as of the dates indicated  or (ii) the results  of operation or the financial position of the Company in the future.

This unaudited pro forma condensed consolidated financial information and notes thereto should be read in conjunction with our historical financial statements and the related notes thereto and the historical audited and unaudited financial statements of the Company as filed with the Commission in its Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q as of and for the three month period ended March 31, 2009.

(c)

Shell Company Transactions

Not applicable

(d)

Exhibits

Item	Title
99.1	Asset Purchase Agreement dated May 7, 2009
99.2	Unaudited pro forma condensed combined balance sheet

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Golden West Brewing Company, Inc.

Date: July 2, 2009	By: /s/ John C. Power____________ John C. Power Chief Executive Officer/Director

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